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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cendant Corporation ("Cendant") on Form S-3 of our report on Move.com Group (wholly owned by Cendant) dated February 1, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the relationship of Move.com Group to Cendant), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California
April 11, 2000